Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-50870) on Form S-8 of Southwest Georgia Financial Corporation of our report dated June 26, 2020, relating to our audit of the financial statements and supplemental schedules of the Southwest Georgia Financial Corporation Employee Stock Ownership Plan and Trust, which appears in this Annual Report on Form 11-K of The Southwest Georgia Financial Corporation Employee Stock Ownership Plan and Trust for the year ended December 31, 2019.

Dublin, Georgia

June 26, 2020